Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
Contact:	Leigh E. Ginter
Chief Financial Officer
leigh.ginter@norcraftcompanies.com
(651) 234-3315

NORCRAFT COMPANIES, L.P.

REPORTS SECOND QUARTER 2012 RESULTS

August 10, 2012 – Eagan, Minnesota—Norcraft Companies, L.P. (Norcraft) today reports financial results for the second quarter ended June 30, 2012.

FINANCIAL RESULTS

Second Quarter of Fiscal 2012 Compared with Second Quarter of Fiscal 2011

Net sales increased $0.8 million, or 1.1%, from $75.0 million for the second quarter of 2011 to $75.8 million for the same quarter of 2012. Income from operations decreased $1.0 million, or 12.9%, from $7.7 million for the second quarter of 2011 to $6.7 million for the same quarter of 2012. Net income (loss) decreased $2.1 million from net income of $1.6 million for the second quarter of 2011 to a net loss of $0.5 million for the same quarter of 2012.

EBITDA (a non-GAAP measure defined in the attached table) was $10.1 million for the second quarter of 2012 compared to $11.1 million for the same quarter of 2011.

“The cabinet industry has continued to see soft demand and a highly competitive landscape. While we expect those trends to persist for the balance of 2012, we are optimistic about a longer-term recovery in the new home construction and home improvement markets. As such, we will continue introducing new products and programs to be able to compete in this difficult market,” commented President and CEO, Mark Buller.

CONFERENCE CALL

Norcraft has scheduled a conference call on Wednesday, August 22, 2012 at 10:00 a.m. Eastern Time. To participate, dial 866-515-2913 and use the pass code 86503620. A telephonic replay will be available by calling 888-286-8010 and using pass code 69028656.

GENERAL

Norcraft Companies is a leader in manufacturing, assembling and finishing kitchen and bathroom cabinetry in the U.S. and parts of Canada. We provide our customers with a single source for a broad range of high-quality cabinetry, including stock, semi-custom and custom cabinets manufactured in both framed and frameless, or full access construction. We market our products through six main brands: Mid Continent Cabinetry, Norcraft Cabinetry, UltraCraft, StarMark Cabinetry, Fieldstone Cabinetry and Brookwood.

-Selected Financial Data Tables Follow-

Norcraft Companies, L.P.

Consolidated Balance Sheets

(dollar amounts in thousands)

	June 30, 2012 (unaudited)	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$22,516	$24,185
Trade accounts receivable, net	24,813	20,092
Inventories	20,363	17,503
Prepaid and other current assets	1,743	1,835

Total current assets	69,435	63,615

Non-current assets:
Property, plant and equipment, net	26,480	27,434
Goodwill	88,477	88,479
Intangible assets, net	73,941	77,732
Display cabinets, net	6,087	5,842
Other assets	413	568

Total non-current assets	195,398	200,055

Total assets	$264,833	$263,670

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Accounts payable	$9,428	$6,566
Accrued expenses	15,100	13,775

Total current liabilities	24,528	20,341

Non-current liabilities:
Long-term debt	240,000	240,000
Unamortized premium on bonds payable	147	166
Other liabilities	116	108

Total non-current liabilities	240,263	240,274

Total liabilities	264,791	260,615

Commitments and contingencies	—	—

Member’s equity:
Member’s equity (deficit)	(1,307)	1,646
Accumulated other comprehensive income	1,349	1,409

Total member’s equity	42	3,055

Total liabilities and member’s equity	$264,833	$263,670

Norcraft Companies, L.P.

Consolidated Statements of Comprehensive Income (Loss)

(dollar amounts in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net sales	$75,825	$75,037	$143,687	$139,225
Cost of sales	55,377	53,823	105,319	101,408

Gross profit	20,448	21,214	38,368	37,817
Selling, general and administrative expenses	13,701	13,470	26,880	25,830

Income from operations	6,747	7,744	11,488	11,987
Interest expense, net	6,461	5,628	12,911	10,655
Amortization of deferred financing costs	780	501	1,560	871
Other expense, net	24	28	51	52

Total other expense	7,265	6,157	14,522	11,578

Net income (loss)	(518)	1,587	(3,034)	409
Other comprehensive income (loss):
Foreign currency translation adjustment	(283)	(78)	(60)	184

Total other comprehensive income (loss)	(283)	(78)	(60)	184

Comprehensive income (loss)	$(801)	$1,509	$(3,094)	$593

Norcraft Companies, L.P.

Consolidated Statement of Cash Flows

(dollar amounts in thousands)

(unaudited)

	Six Months Ended
	June 30,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$(3,034)	$409
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment	2,367	2,557
Amortization:
Customer relationships	2,233	2,234
Deferred financing costs	1,560	871
Display cabinets	2,059	1,962
Discount amortization/accreted interest	(19)	200
Provision for uncollectible accounts receivable	149	50
Provision for obsolete and excess inventories	221	16
Provision for warranty claims	1,615	1,392
Stock compensation expense	91	90
(Gain) loss on disposal of assets	(3)	2
Change in operating assets and liabilities:
Trade accounts receivable	(4,883)	(6,447)
Inventories	(3,091)	(2,087)
Prepaid expenses	91	(140)
Other assets	155	85
Accounts payable and accrued expenses	2,596	272

Net cash provided by operating activities	2,107	1,466

Cash flows from investing activities:
Proceeds from sale of property and equipment	5	4
Purchase of property, plant and equipment	(1,438)	(1,337)
Additions to display cabinets	(2,304)	(2,530)

Net cash used in investing activities	(3,737)	(3,863)

Cash flows from financing activities:
Borrowings on senior secured second lien notes payable	—	62,400
Payment of financing costs	(2)	(7,936)
Proceeds from issuance of member interests	—	90
Distributions to member	(10)	(58,015)

Net cash used in financing activities	(12)	(3,461)

Effect of exchange rates on cash and cash equivalents	(27)	(46)

Net decrease in cash and cash equivalents	(1,669)	(5,904)
Cash and cash equivalents, beginning of the period	24,185	28,657

Cash and cash equivalents, end of period	$22,516	$22,753

Norcraft Companies, L.P.

Reconciliation of Net Income (Loss) to EBITDA

(dollar amounts in thousands)

EBITDA is net income (loss) before interest expense, income tax expense, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry, as their calculation eliminates the effects of financing, income taxes and the accounting effects of capital spending, as these items may vary for different companies for reasons unrelated to overall operating performance. We also believe this financial metric provides information relevant to investors regarding our ability to service and/or incur debt. EBITDA is not a presentation made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income (loss), cash flows from operating activities or other operation statement or cash flow statement data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to those of other similarly titled measures reported by other companies. The calculation of EBITDA is shown below:

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2012	2011	2012	2011	2012
Net income (loss)	$(518)	$1,587	$(3,034)	$409	$(7,174)
Interest expense, net	6,461	5,628	12,911	10,655	25,805
Depreciation	1,210	1,271	2,367	2,557	4,745
Amortization of deferred financing costs	780	501	1,560	871	3,143
Amortization of customer relationships	1,116	1,117	2,233	2,234	4,466
Display cabinet amortization	1,040	1,014	2,059	1,962	4,102
State taxes	24	24	48	48	87

Non-GAAP EBITDA	$10,113	$11,142	$18,144	$18,736	$35,174

FORWARD LOOKING STATEMENTS AND INFORMATION

Statements in this press release regarding activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward looking statements. Forward looking statements may give management’s current expectations and projections relating to the financial condition, results of operations, plans, objectives, future performance and business of the company. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

These forward looking statements are based on management’s expectations and beliefs concerning future events affecting the company. They are subject to uncertainties and factors relating to the company’s operations and business environment, all of which are difficult to predict and many of which are beyond the company’s control. Although management believes that the expectations reflected in its forward looking statements are reasonable, management does not know whether its expectations will prove correct. Such expectations can be affected by inaccurate assumptions that management might make or by known or unknown risks and uncertainties. Many factors could cause actual results to differ materially from these forward looking statements including, but not limited to, the risks outlined under Part I, Item 1A, “Risk Factors,” in the Annual Report on Form 10-K filed by the company with the Securities and Exchange Commission.

Because of these factors, investors should not place undue reliance on any of these forward looking statements. Further, any forward looking statement speaks only as of the date on which it is made and, except as required by law, the company undertakes no obligation to update any forward looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.